                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 10, 2002
                                                           -------------



                          The Williams Companies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                      1-4174                   73-0569878
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)




     One Williams Center, Tulsa, Oklahoma                       74172
   ----------------------------------------                   ----------
   (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.    Other Events.

            On June 10, 2002, The Williams Companies, Inc. (NYSE:WMB) announced that while its long-term strategic commitment to providing energy risk management services remains solid, it is reducing its financial commitment to that part of its business as a realistic response to the uncertain industry environment. Recurring Energy Marketing and Trading segment profit for 2002 is now expected to be $750 million to $1 billion, an estimated $500 million of which would be in cash. In addition, this business segment is expected to generate $700 million in free cash flow this year. Previous 2002 recurring segment-profit guidance for the Energy Marketing and Trading unit was $1.3 billion to $1.6 billion.

           Williams announced a new estimate for 2002 recurring earnings per share of $1.35 to $1.70, compared with previous guidance of $2.15 to $2.30 per share. Williams also stated today that it expects to produce recurring earnings per share in the range of 20 cents to 25 cents for the second quarter of this year.

Item 7.    Financial Statements and Exhibits.

           Williams files the following exhibit as part of this report:

           Exhibit 99.1 Copy of Williams' press release dated June 10, 2002, publicly announcing the matters reported herein.

           Exhibit 99.2 Copy of Williams' press release dated June 10, 2002, publicly announcing the matters reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE WILLIAMS COMPANIES, INC.


Date: June 12, 2002                            /s/ Suzanne H. Costin
                                            ----------------------------
                                            Name:  Suzanne H. Costin
                                            Title: Corporate Secretary

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
 99.1         Copy of Williams' press release dated June 10, 2002, publicly announcing the matters reported herein.

 99.2 Copy of Williams' press release dated June 10, 2002, publicly announcing the matters reported herein.